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Exhibit 14.2

[LETTERHEAD OF ELVINGER, HOSS & PRUSSEN
AVOCATS A LA COUR]

        We hereby consent to being named and to the summarization of advice attributed to us in the Annual Report on Form 20-F of Stolt-Nielsen S.A. for the fiscal year ended November 30, 2004.

Luxembourg, May 31, 2005

Elvinger, Hoss & Prussen
By:	/s/ JEAN HOSS Jean Hoss

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[LETTERHEAD OF ELVINGER, HOSS & PRUSSEN AVOCATS A LA COUR]